                                                                      EXHIBIT 5

                              Troutman Sanders LLP
                             Bank of America Plaza
                     600 Peachtree Street N.E., Suite 5200
                          Atlanta, Georgia 30308-2216
                           Telephone: (404) 885-3000
                           Facsimile: (404) 885-3995

                                  May 18, 2000

Healthcare.com Corporation
1850 Parkway Place
Suite 1100
Marietta, Georgia  30067

Ladies and Gentlemen:

         We have examined a copy of the registration statement on Form S-8 proposed to be filed by Healthcare.com Corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 750,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), reserved for issuance in connection with options to be granted under the Company's Nonqualified Stock Option Plan (the "Plan"). In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

         We are of the opinion that, subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan and the respective stock option agreements entered into, under and in accordance with the Plan, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                             Very truly yours,

                                             /s/ Troutman Sanders LLP